Exhibit 10.6

ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this “Agreement) is entered into this 1st day of July, 2010, by and between INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (the “Buyer”) and VENTURE METALS, LLC, a Florida limited liability company (the “Seller”).

PRELIMINARY STATEMENTS

          The Seller desires to sell or otherwise transfer certain of its assets and enter into a related Non-Compete Agreement (as hereafter defined); and

          The Buyer desires to purchase such assets.

          In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I  PURCHASE AND SALE OF ASSETS

          SECTION 1.1 Transfer of Assets.

                                        (i) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined) the Seller shall transfer to the Buyer, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, “Claims”), the assets listed on Schedule 1.1(a)(i) (“Transferred Assets”) in addition to executing a Non-Compete Agreement in the form of Exhibit A, attached hereto and incorporated herein by reference (the “Non-Compete Agreement”).

                    (b) The Seller shall transfer the Transferred Assets to the Buyer pursuant to one or more Bills of Sale, including an amendment to the articles of organization reflecting the change in name, if any, (the “Bill of Sale”) in a form reasonably acceptable to Buyer, and such other documents and instruments as the Buyer or its counsel may reasonably request.

                    (c) At any time and from time to time after the Closing Date, as defined below, at the request of the Buyer and at Buyer’s sole cost and expense, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer’s title to the Transferred Assets and to assure satisfaction of the purposes for which Seller and Buyer are entering into the Non-Compete Agreement.

          SECTION 1.2 Consideration for the Transferred Assets.

                    (a) In consideration for the transfer of the Transferred Assets and entry into the Non-Compete Agreement, upon the terms and subject to the conditions set forth in this Agreement, the Buyer shall deliver to Seller for the Transferred Assets and the Non-Compete Agreement 200,000 shares of Buyer Common Stock based on a price of $11.30 per share (the “Purchase Price”) based on the stock price March 5, 2010 (see attached for pricing). The buyer will pay $1,348,942.41 cash to Venture Metals as additional consideration for the asset transfer and non-compete agreement.

          SECTION 1.3 Exchange. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall direct its transfer agent, Registrar & Transfer Company, to issue a certificate of Buyer Common Stock to be issued to satisfy Section 1.2. A certificate of Buyer Common Stock shall be issued and registered to Seller, and shall thereafter be transferable in the same manner as otherwise provided for Buyer Common Stock, subject to applicable federal and state securities laws. Buyer will not be paid dividend payments, if any, paid by Buyer until such time as it receives the Transferred Assets and Re Non-Compete Agreement.

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer as follows:

          SECTION 2.1 Organization and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and duly qualified to do business as a foreign limited liability company in the Commonwealth of Kentucky.

          SECTION 2.2 Power and Authority. Seller (a) has the power and authority to execute, deliver and perform this Agreement and the other agreements, schedules, documents and instruments contemplated hereby to be executed and delivered by it including the Non-Compete Agreement (collectively, the agreements, schedules, documents and instruments contemplated by this Agreement shall constitute the “Documents”) and to consummate the transactions contemplated hereby and thereby, and (b) has taken all necessary company action to authorize and approve the execution, delivery and performance of this Agreement and the Documents to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Seller, and the Documents to be executed and delivered by it, when executed, will be duly and validly executed and delivered by Seller and, subject to due execution and delivery by Buyer, do and will and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

          SECTION 2.3 Validity, Etc. Neither the execution and delivery of this Agreement or the Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents and such other agreements in compliance with the terms and conditions hereof and thereof by the Seller will (i) violate, conflict with or result in any breach of any trust agreement, articles of organization, operating agreement, judgment, decree, order, statute or regulation applicable to the Seller, or (ii) result in the creation of any Claim upon the Transferred Assets. No registration or filing with, or consent or approval of or other action by any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Seller of this Agreement.

          SECTION 2.4 Compliance with Law; Licenses and Permits. Seller is in full compliance with all laws, ordinances, legal requirements, rules, regulations and orders (collectively, “Legal

Requirements”) applicable to it, its operations, properties, assets, products and services. Seller has not received any notice or other communication (whether oral or written) from any governmental body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Seller possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for Seller to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated.

          SECTION 2.5 Absence of Undisclosed Liabilities.

          Seller has no liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise in relation to the Transferred Assets or the Non-Compete Agreement and there is no basis for the assertion against Buyer of any liability or obligation of Seller.

          SECTION 2.6 Assets. Seller has good and marketable title to all of the Transferred Assets, free and clear of all Claims. All Transferred Assets are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

          SECTION 2.7 Intentionally Omitted.

          SECTION 2.8 Taxes. All state and local property tax returns and tax reports required to be filed by the Seller on or before the Closing have been or will be timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. There are no Claims on any of the Transferred Assets that arose in connection with any failure (or alleged failure) to pay any tax, and there is no basis for assertion of any claims attributable to taxes, which, if adversely determined, would result in any such Claim.

          SECTION 2.9 Litigation. There is no (i) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Seller (whether or not such Seller is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Seller or (iii) governmental inquiry pending or threatened against or involving Seller’s business.

          SECTION 2.10 Broker’s or Finder’s Fee. No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker’s or finder’s fees from Seller, or from any person controlling, controlled by or under common control with Seller, in connection with any of the transactions contemplated herein.

          SECTION 2.11 Disclosure. No representation or warranty or other statement made by Seller in this Agreement (including the schedules hereto) contains any untrue statement of material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. No notice given by Seller in this Agreement (including the schedules hereto) will contain any untrue statement or omit to state a material fact necessary to make the statements in such notice not misleading.

          SECTION 2.12 Seller Not Acting as Underwriter. Seller is acquiring the shares of Buyer Common Stock for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment and has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

          SECTION 2.13 Unregistered Shares of Buyer Common Stock. Seller understands that the shares of Buyer Common Stock being issued pursuant to this Agreement will not be registered under the federal securities laws and will be “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER

          As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as follows:

          SECTION 3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida and is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of Buyer’s business would require it to so qualify.

          SECTION 3.2 Power and Authority. The Buyer has the power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Audit Committee of the Board of Directors, comprised of independent directors, has voted in favor of, and recommended to the Board of Directors, and the Board of Directors has approved the transaction contemplated by this Agreement. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

          SECTION 3.3 Validity, Etc. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaws, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer, except for any such conflict, violations, breaches, defaults, terminations, cancellations or encumbrances which would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to pay the Purchase Price.

          SECTION 3.4 Broker’s or Finder’s Fee. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker’s or finder’s fees from Buyer, or from any person controlling, controlled by or under common control with Buyer, in connection with any of the transactions contemplated herein.

          SECTION 3.5 Fully Paid and Nonassessable Shares. The shares of Buyer Common Stock to be issued to Seller pursuant to this Agreement will, on the date of issuance and delivery to Seller pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

ARTICLE IV  THE CLOSING

          SECTION 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, main conference room, Building #1, 7100 Grade Lane, Louisville, Kentucky 40213 on the second business day after all of the conditions to the Closing have been satisfied (excluding conditions to be satisfied at the Closing), or at such other date as the Parties may mutually agree upon (the “Closing Date”). The transactions contemplated by this Agreement shall be effective as of the close of business (the “Effective Time”) on Closing Date.

          SECTION 4.2 Conditions Precedent in Favor of Seller. Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 4.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Seller to Buyer.

                    (a) Buyer shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

                    (b) On the Closing Date, the representations of Buyer set forth in this Agreement shall be true and accurate in all material respects, subject to changes that are a result of the operation of Buyer in the normal course of business.

                    (c) Seller shall not have terminated this Agreement pursuant to Section 1.2.

          SECTION 4.3 Conditions Precedent in Favor of Buyer. Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 4.3 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

                    (a) Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

                    (b) Buyer shall have delivered and/or otherwise made available a proxy statement to Buyer shareholders with respect to the transactions contemplated by this Agreement, all in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended.

                    (c) On the Closing Date, the representations of Seller set forth in this Agreement shall be true and accurate in all material respects, subject to changes that are a result of the operation of the Seller in the normal course of business.

                    (d) Buyer shall not have terminated this Agreement pursuant to Section 1.2.

          SECTION 4.4 Deliveries by Seller . At or prior to the Closing, Seller will deliver or cause to be delivered to Buyer the following:

                    (a) The Bill of Sale required by Section 1.1;

                    (b) A certificate of Seller’s Secretary or other equivalent officer, attaching and certifying as true, correct and complete, the following: (i) Articles of Organization of Seller and all amendments thereto; (ii) operating agreement of Seller and all amendments thereto; (iii) authorizing resolutions by the Seller’s members and managers adopting and approving this Agreement and the transactions contemplated hereby.

                    (c) The executed Non-Compete Agreement;

                    (d) The amendment to the Articles of Organization reflecting a change of name from Venture Metals, LLC.

          SECTION 4.5 Deliveries by Buyer . At Closing, Buyer shall deliver to Seller the Purchase as provided for in Section 1.2.

ARTICLE V  INDEMNIFICATION

          SECTION 5.1 Survival. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Transferred Assets contemplated hereby and any investigation at any time made by or on behalf of any party.

          SECTION 5.2 Indemnification by the Seller. Subject to the terms herein, the Seller shall indemnify, defend, and hold the Buyer and the respective officers, directors, and employees of the Buyer, and their successors and assigns (the “Buyer’s Indemnitees”) harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys’ fees (the “Damages”), arising out of or in any manner incident, relating or attributable to:

                    (a) Any inaccuracy in any representation or breach of any warranty of the Seller contained in this Agreement or the Documents;

                    (b) Any and all liabilities or obligations of Seller arising out of or incidental to the ownership or operation of the Transferred Assets prior to the Effective Time.

                    (c) Any failure by the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or the Documents;

                    (d) Any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with Seller in connection with any of the transactions contemplated by this Agreement; and

                    (e) Any liabilities of Seller relating to, or arising out of, the Transferred Assets before the Effective Time.

          SECTION 5.3 Notice to the Seller, Etc. If any of the matters as to which the Buyer’s Indemnitees are entitled to receive indemnification under Section 5.2 should entail litigation with or claims asserted by parties other than the Seller, the Seller shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Buyer of its election to do so. To the extent requested by the Seller, the Buyer, at its expense, shall cooperate with and assist the Seller, in connection with such claim or litigation. The Buyer shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Seller in connection with such claim or litigation. The Seller shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Seller shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

          SECTION 5.4 Indemnification by the Buyer. The Buyer shall indemnify, defend, and hold the Seller and its successors and assigns (the “Seller’s Indemnitees”) harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys’ fees arising out of or in any manner incident, relating or attributable to:

                    (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

                    (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

                    (c) Any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with Buyer in connection with any of the transactions contemplated by this Agreement; and

                    (d) Liabilities or obligations of, or claims against, the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the Transferred Assets after the Effective Time.

          SECTION 5.5 Notice to the Buyer, Etc. If any of the matters as to which the Seller’s Indemnitees are entitled to receive indemnification under Section 5.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Seller of its election to do so. To the extent requested by the Buyer, the Seller, at its expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Seller shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Buyer shall not settle any third party claim without the consent of the Seller, which shall not be unreasonably denied or delayed.

          SECTION 5.6 Offset. Seller acknowledges and agrees that Buyer shall be entitled to offset any indemnity claim under this Agreement against any delivery of shares of Buyer Common Stock due to Seller under this Agreement at Buyer’s sole option.

          SECTION 5.7 Survival of Indemnification. The obligations to indemnify and hold harmless pursuant to this Article V shall survive the Closing of the purchase of the Transferred Assets contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party.

ARTICLE VI  COVENANTS & AGREEMENTS

          SECTION 6.1 Further Assurances. Buyer and Seller shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; (c) provide Buyer with any information and access to its books and records as reasonably requested by Buyer in connection with Buyer compliance with its reporting requirements under the Securities Exchange Act of 1934, as amended, and (d) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement, the other Documents and the transactions contemplated hereby and thereby.

ARTICLE VII  MISCELLANEOUS

          SECTION 7.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy, electronic communication or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Buyer:

Industrial Services of America, Inc.
7100 Grade Lane
Louisville, Kentucky 40232
Fax No.: (502) 515-1700
Attention: Chief Financial Officer

If to the Seller:

Venture Metals, LLC
3409 Campground Road
Louisville, Kentucky 40211
Fax No.: (502) 776-0851
Attention: Steve Jones

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy, electronic communication or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties as provided herein.

          SECTION 7.2 Entire Agreement. This Agreement and the Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          SECTION 7.3 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

          SECTION 7.4 Assignment/Binding Effect. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          SECTION 7.5 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          SECTION 7.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Kentucky, without giving effect to the conflict of law principles thereof.

          SECTION 7.7 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          SECTION 7.8 Interpretation. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

          SECTION 7.9 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

          SECTION 7.10 Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

          SECTION 7.11 Expenses. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

          SECTION 7.12 Gender. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, signal, or plural as the identity of the person or entity or the context may require.

          SECTION 7.13 Publicity. Except by the mutual agreement between the Seller and the Buyer, no party shall issue any press releases or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

          SECTION 7.14 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of page intentionally blank, signature page follows]

          The Buyer and the Seller have each caused this Agreement to be executed by its duly authorized officer all as of the day and year first above written.

“Buyer”

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Harry Kletter

Title:	Chief Executive Officer

“Seller”

VENTURE METALS, LLC

By:	/s/ Steve Jones

Steve Jones, Manager

By:	/s/ Jeff Valentine

Jeff Valentine, Manager

SCHEDULE 1.1(a)

LIST OF ASSETS

Name of Company – Venture Metals, LLC

EXHIBIT A

FORM OF NON-COMPETE AGREEMENT